Exhibit 99.1

For Immediate Release

HOSPIRA UNVEILS GLOBAL DEVICE STRATEGY

— Takes customer-focused measures to streamline and modernize installed base while enhancing the robustness of device portfolio —

LAKE FOREST, Ill., May 1, 2013 — Hospira, Inc. (NYSE: HSP), the world’s leading provider of injectable drugs and infusion technologies, today unveiled details of its global device strategy. The initiative establishes a streamlined and modernized device portfolio to address customer needs and position the company for future innovation and growth, while supporting continued advancement of device remediation, including device quality improvement efforts.

“Given the ever-expanding focus in healthcare on improving patient safety and clinical outcomes, we see our device business as a major strategic growth driver for Hospira and are committed to sustaining our leadership position through current and future investments,” said Richard Davies, chief commercial officer, Hospira. “With a streamlined and modernized portfolio, we will reduce complexity, improve performance and be better positioned to meet the expectations of customers and regulatory agencies today, while developing tomorrow’s next-generation technologies.”

Hospira’s new device strategy builds on the company’s recently completed comprehensive device review of its global installed base of more than 575,000 infusion pumps. The company communicated the new strategy to the U.S. Food and Drug Administration (FDA) and other global regulatory agencies, and is working with these agencies to gain alignment.

Actions will include investments in retirement and replacement programs, future product releases and quality systems:

•                  Retirement and replacement programs: Focus the company’s efforts by retiring less robust and/or older pump technology from the market and initiating customer replacement programs. The majority of the activity will occur during the next two to three years and include:

•                  retirement of the Symbiq™ infusion device and older legacy Plum™ pumps, replacing these devices with Plum A+ pumps and future innovations to the Plum platform currently under an advanced stage of development;

•                  retirement of GemStar™ ambulatory pumps, replacing these devices with Sapphire™ pumps in markets where the device is available — such as Canada and certain countries in Europe — and in the United States and other markets upon regulatory clearance;(1)  and

•                  retirement of older legacy PCA pumps, replacing these devices with LifeCare PCA™ or Sapphire pumps.

Hospira will continue to support the affected pumps during the retirement and replacement period.

•                  Future technology: Focus on investment in and development of next-generation pump technology while furthering the company’s position as the leading provider of I.V. clinical integration technology, which integrates infusion systems with electronic health records (EHRs).

•                  Quality systems: Invest in actions to strengthen Hospira’s global device quality systems and promote continuous improvement to better meet evolving regulatory standards.

Added Mr. Davies, “Hospira is acutely aware of the importance of our devices globally to the patients we serve, and we will work closely with our customers to ensure a seamless transition throughout this process.”

Additional information regarding the global device strategy, including the expected charges of implementation, is included in Hospira’s May 1, 2013, Form 8-K filing.

About Hospira

Hospira, Inc. is the world’s leading provider of injectable drugs and infusion technologies. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 16,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Hospira’s goals, plans and strategy related to Hospira’s global devices. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company’s quality initiatives and device strategy that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological, manufacturing supply, quality, modernizing and streamlining activities, and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media Stacey Eisen (224) 212-2276	Tareta Adams (224) 212-2535	Financial Community Karen King (224) 212-2711	Ruth Venning (224) 212-2774

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(1)  Hospira markets and distributes the Sapphire pump through a distribution agreement with Q Core Medical, Ltd.